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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

FIRST:            The name of this corporation shall be:    LightFirst Inc.
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SECOND:           Its registered office in the State of Delaware is to be
                  located at 2711 Centerville Road, Suite 400, in the City of
                  Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD: The purpose of the corporation shall be: To engage in any lawful act or activity for which corporation may be organized under General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which this corporation is authorized to issue is:
                           10,000,000 common shares par value $0.001.
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FIFTH:            The name and address of the incorporator is as follows:

                                    Martin P. Gilmore
                                    5701 Silentbrook
                                    Rolling Meadows, IL 60008


SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: No director shall personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or missions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) pursuant to section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.


IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this Eleventh day of April, A.D. 2001.



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                                    /s/ Martin P. Gilmore
                             Name:  Martin P. Gilmore